STATE OF MARYLAND     232152


DEPARTMENT OF
ASSESSMENTS AND TAXATION
301 West Preston Street Baltimore, Maryland 21201



DATE:  JULY 09, 1993

THIS IS TO ADVISE YOU THAT THE ARTICLES OF INCORPORATION FOR
LINCOLN NATIONAL EQUITY-INCOME FUND, INC.
WERE RECEIVED AND APPROVED FOR RECORD ON JULY 9, 1993 AT 10:24 AM.


FEE PAID: 182.00


JOSEPH V. STEWART
CHARTER SPECIALIST

                              ARTICLES OF INCORPORATION
                                          OF
                      LINCOLN NATIONAL EQUITY-INCOME FUND, INC.

                               (A Maryland Corporation)

     FIRST:    INCORPORATOR.  The undersigned, whose address is 1300 South
Clinton Street, Fort Wayne Indiana 46802, being at least eighteen (18) years of age, is acting as sole incorporator to form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations (hereinafter referred to as the "General Corporation Law").

     SECOND:   NAME.  The name of the corporation (hereinafter called the
"Corporation") is Lincoln National Equity-Income Fund, Inc.

     THIRD:    PURPOSE.  The purposes for which the Corporation is formed are:

     A. To engage in, conduct, operate and carry on the business of an open-end management investment company as defined in the Investment Company Act of 1940 (including any amendment thereof or successor statute) (hereinafter called the "1940 Act");

     B. To invest and reinvest in, buy or otherwise acquire, hold for investment or otherwise, sell or otherwise dispose of, lend or pledge, trade or deal in securities, obligations, commodities, commodity futures contracts or interests therein of all kinds, however evidenced, (Or rights, options, or warrants to acquire or dispose of such securities, obligations, commodities, commodity futures contracts or interests) of, or issued or guaranteed by or on behalf of: (I) any national, state or local governments, foreign or domestic, or their agencies, instrumentalities or subdivisions (including, without limitation, the United States, any state of the United States, multi-state agency, political subdivision of a state, municipality, or any governmental entity, unit, agency or instrumentality of any of the foregoing), and (ii) any private or public company, corporation, association, board of trade, exchange, general or limited partnership, trust or other enterprise or organization, foreign or domestic; including as to both clauses (I) and (ii) without limitation stocks, and all other forms of equity securities, convertible securities, bonds, debentures, bills, notes and all other evidences of indebtedness, negotiable or non-negotiable instrument, government securities, money market instruments, certificates of deposit, finance paper, commercial paper, secured call loans, commodities, commodity futures contracts, bankers' acceptances, investment contracts and repurchase agreements; and

     C. To do every other act not inconsistent with law which is appropriate to promote and attain the purposes set forth in these Articles of Incorporation or any other lawful purpose.

     FOURTH:   PRINCIPAL OFFICE AND RESIDENT AGENT.  The address of the
principal office of the Corporation in this State is 11 East Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Prentice-Hall Corporation System, Maryland, a corporation of this State, and the address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.

     FIFTH:    CAPITAL STOCK.

     A. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of the par value of $.0l per share, all of which shall be of a single class designated Common Stock (and hereinafter referred to as such), such shares having an aggregate par value of $500,000. After the effective date of the registration of the Corporation as an open-end management investment company under the 1940 Act, the Board of Directors may increase or decrease the aggregate number of shares of stock that the Corporation has authority to issue.

     B. VOTES. Each outstanding share of Common Stock of the Corporation is entitled to one vote on each matter submitted to a vote of the stockholders.

     C. PREEMPTIVE RIGHTS. No holder of any stock of the Corporation shall as such holder have any preemptive or other right to purchase or subscribe for any stock which the Corporation may issue or sell, whether or not exchangeable for any other stock of the Corporation, and whether Out of the number of shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of the stock of the Corporation acquired by it after the issue thereof.

     D. FRACTIONAL SHARES. The Corporation may issue fractional as well as full shares, and each fractional share shall be dealt with and have rights identical to those to which a full share is entitled but in such proportion, in all instances, as such fractional share bears to a full share; provided, however, that the Corporation shall in no event be obliged to issue certificates for fractional shares.

     E. MAJORITY VOTE. Notwithstanding any provision of the General Corporation Law requiring that any action be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

     SIXTH:    REDEMPTION OF SHARES.  All shares of Common Stock now or
hereafter authorized shall be subject to redemption, in the sense used in the General Corporation Law, in the manner, upon the terms and conditions and at the redemption price determined as provided in these Articles of Incorporation. All shares so redeemed shall be deemed to again be authorized and unissued shares and available for reissue by the Corporation.

     A. REDEMPTION BY STOCKHOLDERS. Each holder of Common Stock, upon request in proper form as determined by the Board of Directors, delivered to the Corporation or its agent appointed for such purpose, accompanied, in the case of shares for which certificates have been issued, by surrender of the appropriate stock certificate or certificates in proper form for transfer, as determined by the Board of Directors, shall be entitled to require the Corporation to redeem all or any part of the shares of Common Stock standing in the name of such holder on the books of the Corporation, to the extent that funds or property are legally available therefor, at a redemption price per share equal to the net asset value per share applicable to such redemption, determined as provided in these Articles of Incorporation and in resolutions of the Board of Directors adopted from time to time. Payment of the redemption price shall be made not later than the seventh day following the day of receipt by the Corporation or such agent of the written request and stock certificates, if any, in proper form as described in the preceding sentence, except that no payment need be made until funds for the purchase price of shares redeemed have been collected by or for the account of the Corporation.

     B. RIGHTS OF HOLDERS OF SHARES REDEEMED. The right of any holder of shares of Common Stock redeemed as provided in Paragraph A to receive dividends or distributions thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the redemption price of such shares is determined, except the right of such holder to receive (I) the redemption price of such shares in accordance with the provisions hereof, and
(ii) any dividend or distribution to which such holder had previously become entitled.

     C. DETERMINATION OF NET ASSET VALUE PER SHARE. The Board of Directors shall determine from time to time the net asset value per share of the outstanding shares of Common Stock. It may delegate this authority to any one or more of the Directors or officers of the Corporation, to the investment adviser, the custodian of the Corporation's assets or to another agent of the Corporation or agent of any of the foregoing appointed for such purpose; except that the authority to suspend the determination of the net asset value may not be delegated. The net asset value shall be determined as of the close of trading on the New York Stock Exchange on each day such Exchange is open for trading, unless the Board of Directors shall, by resolution, prescribe a different time or times as of which such determination shall be made. The time at which shares of Common Stock issued and sold by the Corporation shall be deemed to be outstanding and the time at which shares of Common Stock redeemed or repurchased by the Corporation shall be deemed no longer to be outstanding shall be fixed by resolution of the Board of Directors. A determination of net asset value shall be applicable to requests for redemption and, if and to the extent determined by the Board of Directors, to other transactions of the Corporation in shares of Common Stock, effected during such periods as the Board of Directors shall prescribe by resolution.

     D.   SUSPENSION OF REDEMPTION RIGHTS.   The Board of Directors may declare
a suspension of the redemption rights granted in Paragraph A: (I) for any period during which the New York Stock Exchange is closed (other than Customary weekend and holiday closings), or during which trading in the markets customarily utilized by the Corporation is restricted; (ii) for any period during which an emergency exists, as determined by the Securities and Exchange Commission, as a result of which disposal of the Corporation's investments or determination of net asset value is not reasonably practicable; or (iii) for such periods as the Securities and Exchange Commission by order may permit for the protection of the Corporation's investors. Such suspension shall take effect at such time as the Board of Directors or authorized officer shall specify and shall continue until the Board of Directors or authorized officer shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (1) the condition giving rise to the suspension shall have ceased to exist and (2) no other condition exists under which suspension is authorized under this Paragraph D. Each declaration by the Board of Directors pursuant to this Paragraph D shall be consistent with applicable rules and regulations, if any, of the Securities and Exchange Commission or any other governmental body having jurisdiction over the Corporation. To the extent not inconsistent with such rules and regulations, the determination of the Board of Directors shall be conclusive.

     E. EFFECT OF SUSPENSION OF REDEMPTION RIGHTS. Notwithstanding any other provision of this Article Sixth, the rights of holders of Common Stock to require the Corporation to redeem and tender payment for their shares, including holders who shall have requested redemption of shares but who shall not have received payment therefor, shall be suspended during any period when a suspension of redemption rights authorized by Paragraph D is in effect. No determination of net asset value per share shall be required to be made during a period when such a suspension is in effect. Any holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation delivered to the office or agency where request for redemption was made, revoke any request or instruction for redemption not honored and withdraw any certificates tendered for redemption. The redemption price of shares for which redemption requests have not been revoked shall be the net asset value of such shares determined after the termination of such suspension, and payment shall be made within seven days after the date upon which the requirements of Paragraph A were met plus the period during which such suspension was in effect.

     SEVENTH: BOARD OF DIRECTORS. The number of Directors of the Corporation shall be five, which number may be changed pursuant to the bylaws of the Corporation. The names of the Directors, who shall act until the first annual meeting or until their successors are duly elected and qualified, are:

                                   Robert A. Nikels
                                 John B. Borsch, Jr.
                                    Jon A. Boscia
                                   Nancy L. Frisby
                                  Stanley R. Nelson

     A. POWERS. The following powers are expressly vested in the Board of Directors of the Corporation and may be exercised without the approval of the stockholders of the Corporation:

     (i) To make, adopt, alter, amend and repeal bylaws of the Corporation, except as may otherwise be provided in the bylaws;

     (ii) To declare and pay dividends and distributions in cash, shares of Common Stock or other securities or property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic bases as it shall determine; to declare such dividends or distributions by means of a formula or other method of determination at meetings held less frequently than the frequency of the effectiveness of such declarations; to provide that dividends may be paid in cash or in shares of Common Stock at the election of each stockholder; to establish payment dates for dividends or any other distributions on any bases, including dates occurring less frequently than the effectiveness of the declaration thereof; and to provide for the payment of declared dividends on a date earlier than the specified payment date;

    (iii) Inasmuch as the computation of net income, profits or earnings for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, in its discretion to distribute for any fiscal year as dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Corporation to avoid or reduce its liability for taxes;

     (iv) To issue, reissue and sell (or cause to be issued, reissued and sold) any of the authorized shares of Common Stock, including any additional shares hereafter authorized and any shares redeemed or repurchased by the Corporation, to such persons as the Board of Directors shall determine, for such consideration, not less than the greater of the par value thereof or the net asset value per share determined as provided in these Articles of Incorporation and in resolutions of the Board of Directors adopted from time to time, and upon terms and conditions determined by the Board of Directors, all such shares when so issued and sold being fully paid and nonassessable; provided that no shares of Common Stock shall be issued or sold by the Corporation (except as a stock dividend distributed to stockholders) for less than an amount which would result in proceeds to the Corporation at least equal to the net asset value per share, determined as provided in these Articles of Incorporation and in resolutions of the Board of Directors adopted from time to time, and provided further that in the case of shares issued or sold for a consideration other than cash, the resolution authorizing their issue or sale shall include a fair description of any consideration other than cash and a statement of the actual value of such consideration as determined by the Board of Directors or a statement that the Board of Directors has determined that the actual value is or will be not less than a certain sum; and

     (v) To authorize the purchase by the Corporation, either directly or through an agent, of shares of its Common Stock, in the open market or otherwise, upon terms and conditions determined by the Board of Directors at prices not in excess of the net asset value of such shares determined as provided in these Articles of Incorporation and in resolutions of the Board of Directors adopted from time to time.

     B. GOOD-FAITH DETERMINATION CONCLUSIVE. Any determination made in good faith and, so far as accounting matters are involved in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations or liabilities of the Corporation; the amount of any reserves or charges set up and the propriety thereof; the purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges were created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or bid or asked price or yield equivalent of any investment owned or held by the Corporation; the market or fair value of any investment or any other asset of the Corporation; the number of shares of Common Stock of the Corporation outstanding; the ability to liquidate investments in orderly fashion; and any matters relating to the issue, sale, redemption, purchase and/or other acquisition or disposition of investments or Common Stock of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its Common Stock, past, present and future, and Common Stock of the Corporation shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     EIGHTH:   GENERAL.

     A. The Corporation reserves the right from time to time to amend, alter, change, add to, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding Common Stock, and all rights conferred on stockholders and others herein are granted subject to this reservation.

     B. Nothing contained in these Articles of Incorporation shall be deemed to authorize any action in contravention of any provision of the 1940 Act or any rule or regulation thereunder.

     C. The titles contained in these Articles of Incorporation are for convenience only and shall not affect the interpretation of any of the provisions hereof.

     IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges these Articles of Incorporation to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects and that this statement is made under the penalties for perjury.


July 2, 1993                                      /s/ JEREMY SACHS
Dated                                             Jeremy Sachs